Exhibit 99.1

SILVERSUN TECHNOLOGIES REPORTS THIRD QUARTER 2020 RESULTS

EAST HANOVER, NJ – (            ) – November 10, 2020 – SilverSun Technologies, Inc. (NASDAQ: SSNT), a national provider of transformational business applications and IT services, today announced its third quarter results for the three and nine months ended September 30, 2020.

Financial Highlights for Three Months Ended September 30, 2020 Compared to Three Months Ended September 30, 2019:

●	Revenues increased to $10,159,152, increasing 0.5% from $10,107,865

●	Software sales decreased 12.2% to $1,639,245 from $1,867,971.

●	Services revenues totaled $8,519,907, increasing 3.4% from $8,239,894.

●	Earnings before income taxes, depreciation and amortization (“EBITDA”) were $269,799 versus a loss of $772,270 in 2019.

●	Net income from continuing operations was $55,205, or $0.01 earnings per basic and diluted share, compared to net loss from continuing operations of $949,873.

Financial Highlights for the Nine Months Ended September 30, 2020 Compared to the Nine Months Ended September 30, 2019:

●	Total revenues rose 4.8% to $29,911,619 from $28,534,596.

●	Software sales were $5,335,112 up 8.9% from $4,898,886.

●	Services revenues increased 4.0% to $24,576,507 from $23,635,710.

●	Earnings before income taxes, depreciation and amortization (“EBITDA”) were $271,630 versus a loss of ($968,597) in 2019.

●	Net loss from continuing operations was $203,396, or ($0.05) per basic and diluted share, versus net loss from continuing operations of $1,547,609, or ($0.34) per basic and diluted share.

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As of September 30, 2020, the Company had $7,072,595 in cash and cash equivalents); $2,009,375 in accounts receivable; long term debt of $732,506, (excluding financial lease obligations and operating lease liabilities), and total stockholders’ equity of $8,701,458.

For more details on SilverSun’s third quarter results, please refer to the Company’s 10-Q filed today with the U.S. Securities

Commenting on the results, Mark Meller, Chairman and CEO of SilverSun, stated, “The financial results for the third quarter and first 9 months of our calendar year reflect a strong effort on the part of our team to navigate the challenging economic environment created by the Covid-19 pandemic. While a small percentage of our clients, particularly those in industries such as travel and leisure, hospitality, etc., have cut back on their technology investments, most of our clients continue to invest in their technology stack despite the economic uncertainties, preparing for their businesses’ continued growth following the end of the pandemic. Some of our third quarter highlights include:

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Sales in the 3rd quarter were up 0.5%, but gross profit for the same period increased 9.5%. Similarly, revenue for the first 9 months of the year was up 4.8%, while gross profit for the period was up 8.1%. Gross margin percentage for the third quarter was 39.89% versus 36.61% for the same period in 2019, and 39.59% for the first 9 months of the year compared to 38.39% for the same period in 2019. We attribute this improvement in gross margin to the sales of higher margin products, a higher overall utilization rate, and a reduction in travel expenses.

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General and administrative expenses decreased 17.87% for the three months ending September 30, 2020 from the same period in 2019. General and administrative expenses decreased 7.06% for the nine months ended September 30, 2020 as compared to same period in 2019. The Company has been laser focused this year on reducing its operating expenses as a percentage of revenue, and various cost-saving initiatives have begun to produce meaningful benefits.

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Income from continuing operations for the three months ended September 30, 2020 was $55,205, compared to a loss from continuing operations of $949,873 for the same period in 2019. Similarly, for the nine months ended September 30, 2020, the Company had a loss from continuing operations of $203,396 as compared to loss from continuing operations of $1,547,609 for the nine months ended September 30, 2019. The decrease in loss in both periods is primarily due to increased revenue and gross profit, as well as reductions in general and administrative expenses.

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The Company consolidated its managed service and application hosting divisions in the third quarter. The new division, Managed Cloud Services (“MCS”), focuses on infrastructure-as-a-service, cloud migrations and managed services, and currently has recurring revenue in excess of $500,000 per month. We expect that number to grow dramatically as the new work-from-home paradigm continues to become more commonplace in the U.S. economy as a result of Covid.

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The Company acquired Prairie Technology Solutions Group, Inc. (“PT”) in the third quarter. PT is a Chicago-area managed IT service provider ("MSP") which provides managed services, cybersecurity, and business continuity and disaster recovery services for small and medium-sized businesses. The acquisition of PT increases our footprint in the region, gives us greater bandwidth to service our existing Midwest customers, and provides the infrastructure required to aggressively expand our customer base in the area.

Meller concluded, “We are pleased with our third quarter results, and with our year-to-date performance in general. We expect that the fourth quarter will continue this positive trend. Our focus remains on increasing our recurring revenue, and on increasing recurring revenue as a percentage of total revenue. We look forward to continuing to deliver positive news and results in the coming months.”

About SilverSun Technologies, Inc.

We are a business application, technology and consulting company providing software and IT solutions to meet our clients’ information, technology and business management needs. Our services and technologies enable customers to manage, protect and monetize their enterprise assets whether on-premise or in the “cloud”. As a value-added reseller of business application software, we offer solutions for accounting and business management, financial reporting, Enterprise Resource Planning (“ERP”), Warehouse Management Systems (“WMS”), Customer Relationship Management (“CRM”), Business Intelligence (“BI”) and other business applications. Our value-added services focus on consulting and professional services, specialized programming, training, and technical support. We have a dedicated network managed services practice that provides cybersecurity, application hosting, disaster recovery, business continuity, cloud and other services. Our customers are nationwide, with concentrations in the New York/New Jersey metropolitan area, Chicago, Arizona, Southern California, North Carolina, Washington and Oregon.

Forward-Looking Statements

This news release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, as amended, regarding, among other things our plans, strategies and prospects -- both business and financial. Although we believe that our plans, intentions and expectations reflected in or suggested by these forward-looking statements are reasonable, we cannot assure you that we will achieve or realize these plans, intentions or expectations. Forward-looking statements are inherently subject to risks, uncertainties and assumptions. Many of the forward-looking statements contained in this news release may be identified by the use of forward-looking words such as "believe," "expect," "anticipate," "should," "planned," "will," "may," "intend," "estimated," and "potential," among others. Important factors that could cause actual results to differ materially from the forward-looking statements we make in this news release include market conditions and those set forth in reports or documents that we file from time to time with the United States Securities and Exchange Commission. All forward-looking statements attributable to SilverSun Technologies, Inc. or a person acting on its behalf are expressly qualified in their entirety by this cautionary language.

Contact:

Corporate

Mark Meller

SilverSun Technologies, Inc.

973-758-6108

meller@silversuntech.com